                                                                    EXHIBIT 4.16



       COMMON STOCK                                             COMMON STOCK


       [ ] NUMBER                    REGENERON                  [ ] SHARES


INCORPORATED UNDER THE LAWS                                    SEE REVERSE FOR
 OF THE STATE OF NEW YORK                                    CERTAIN DEFINITIONS


                        REGENERON PHARMACEUTICALS, INC.

                                                               CUSIP 75886F 10 7


This Certifies that [                SPECIMEN                ] is the owner of

[              ] FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE
$.001 PER SHARE, OF Regeneron Pharmaceuticals, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent.


            Witness the seal of the Corporation and the signatures of all duly authorized officers.

Dated:


                                     [SEAL]





SECRETARY                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
AUTHORIZED SIGNATURE




COUNTERSIGNED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

                         REGENERON PHARMACEUTICALS, INC.

      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Regeneron Pharmaceuticals, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent") dated as of September 20, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Regeneron Pharmaceuticals, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Regeneron Pharmaceuticals, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

      The record holder of this Certificate may obtain from the Secretary of the Corporation, upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of preferred shares authorized to be issued so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-:  as tenants in common     UNIF GIFT MIN ACT-_________Custodian________

TEN ENT-:  as tenants by the                           (Cust)          (Minor)
           entireties                              under Uniform Gifts to Minors

JT TEN-:   as joint tenants with                   Act__________________________
           right of survivorship                         (State)
           and not as tenants in
           common


          Additional abbreviations may also be used though not in the above list

For Value Received, _______________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE [ ]
________________________________________________________________________________
________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
________________________________________________________________________________
________________________________________________________________________________
_________________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________
________________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated:__________________________
                                        X_______________________________________
                                        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                        MUST CORRESPOND WITH THE NAME AS WRITTEN
                                        UPON THE PAGE OF THE CERTIFICATE, IN
                                        EVERY PARTICULAR, WITHOUT ALTERATION OR
                                        ENLARGEMENT, OR ANY CHANGE WHATEVER.